Exhibit 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill	Jane Randel
Vice President, Finance and Treasurer	Vice President, Corporate Communications
Liz Claiborne Inc.	Liz Claiborne Inc.
201.295.7515	212.626.3408

LIZ CLAIBORNE INC. ANNOUNCES ACQUISITION OF MAC & JAC, KENZIE and KENZIEGIRL

New York, NY January 26, 2006 – Liz Claiborne Inc. (NYSE:LIZ) announced today that it has purchased all the outstanding equity interests in Westcoast Contempo Fashions Limited and Mac and Jac Holdings Limited which collectively design, market and sell the mac & jac, kenzie and kenziegirl apparel lines (“Mac & Jac”). The purchase price, which includes the retirement of debt at closing, is currently estimated to be $23.6 million (representing 50% of Mac & Jac’s initial valuation), plus additional payments based upon a multiple of Mac & Jac’s earnings in fiscal years 2006, 2008, 2009 and 2010. Mac & Jac generated net sales of approximately $40 million in fiscal year 2005.

Based in Vancouver, Canada and founded in 1985, the Company is a designer, marketer, wholesaler and retailer of premium apparel for women and men through its mac & jac, kenzie, and kenziegirl brands. The Company offers modern, fashionable, high-quality apparel and accessories for women and men. The fashion-forward yet classic combination results in clothes that fit and flatter, while providing women and men with a myriad of looks for work, nights out, weekends and holidays.

Mac & Jac sells its products primarily through select specialty stores and department stores in both the United States and Canada, including Nordstrom, Macy’s, Marshall Field’s and Dillard’s in the U.S. and Hudson’s Bay in Canada. The Company also operates 2 retail stores under the kenzie name in the U.S. (Seattle and Santa Monica). Through its joint venture operation in China, the Company operates over 40 retail locations under the mac & jac and kenzie names.

Commenting on the announcement, Paul R. Charron, Chairman and Chief Executive Officer of Liz Claiborne Inc., said: “We are quite pleased to announce this acquisition. Mac & Jac’s strong brand names and multi-brand, multi-channel and multi-geography approach complement our portfolio diversification strategy. Mac & Jac is well positioned for significant organic growth through the opportunity for expanded distribution in the U.S. department store and specialty store channels in addition to further penetration within its existing account base. We also are encouraged by the opportunity to expand specialty retail, which is in the early stages of development, as well as international opportunities through additional distribution and further growth in their Asian joint venture. Mac & Jac also has abundant brand extension opportunities in non-apparel categories, as well as in licensing.”

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Trudy Sullivan, President of Liz Claiborne Inc., added: “We are pleased that Mac & Jac founders Eric and Lani Karls will continue to lead the Company. This will ensure that the focused vision and brand position that created their three distinct brands will remain intact. A global strategic partner like Liz brings a high level of intellectual and financial capital to the partnership that will help Eric, Lani and their team to successfully execute Mac & Jac’s growth strategies. We look forward to working with the entire Mac & Jac management team to maximize their performance within Liz Claiborne. We expect this transaction to have a slightly accretive impact on fiscal 2006 earnings.”

Eric and Lani Karls, co-founders of Mac & Jac, said: “We are excited to join the Liz Claiborne family and access resources that will enable us to grow our great brands faster. We are very impressed by Liz Claiborne’s management and their proven track record of acquiring brands and allowing the businesses to reach their full potential. We look forward to having our organization be part of Liz Claiborne’s worldwide network.”

Liz Claiborne Inc. designs and markets an extensive range of women’s and men’s fashion apparel and accessories appropriate to wearing occasions ranging from casual to dressy. The Company also markets fragrances for women and men. Liz Claiborne Inc.’s brands include Axcess, Belongings, Bora Bora, C&C California, City Unltd., Claiborne, Crazy Horse, Curve, Dana Buchman, Elisabeth, Ellen Tracy, Emma James, Enyce, First Issue, Intuitions, J.H. Collectibles, Juicy Couture, Lady Enyce, Laundry by Shelli Segal, LIZ, Liz Claiborne, Lucky Brand, Mambo, Marvella, MetroConcepts, Mexx, Monet, Monet 2, Prana, Realities, Rhythm & Blues, Sigrid Olsen, Soul, Spark, Stamp 10, Tapemeasure, Tint, Trifari and Villager. In addition, Liz Claiborne Inc. holds the exclusive, long-term license to produce and sell men’s and women’s collections of DKNY® Jeans and DKNY® Active in the Western Hemisphere. The Company also has the exclusive license to produce jewelry under the Kenneth Cole New York and Reaction Kenneth Cole brand names.

Statements contained herein that relate to future events or the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results of operations or level of business, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company’s control. Among the factors that could cause actual results to materially differ include risks related to the continuing challenging retail and macroeconomic conditions, including the levels of consumer confidence and discretionary spending and the levels of customer traffic within department stores, malls and other shopping and selling environments, and a continuation of the deflationary trend in prices for apparel products; risks associated with the Company’s dependence on sales to a limited number of large United States department store customers; the impact of consolidation among one or more of the Company’s larger customers, such as the recently completed merger between Federated Department Stores, Inc. and The May Department Store Company; risks associated with providing for the succession of senior management; risks related to retailer and consumer acceptance of the Company’s products; risks related to the Company’s ability, especially through its sourcing, logistics and technology functions, to operate within substantial production and delivery constraints, including risks associated with the possible failure of the Company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet

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quality standards or to comply with Company policies regarding labor practices or applicable laws or regulations; risks related to the Company’s ability to adapt to and compete effectively in the new quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products, as well as lowered barriers to entry; risks associated with the Company’s ability to maintain and enhance favorable brand recognition; risks associated with the operation and expansion of the Company’s own retail business; risks associated with the Company’s ability to correctly balance the level of its commitments with actual orders; risks associated with the Company’s ability to identify appropriate acquisition candidates and negotiate favorable financial and other terms, against the background of increasing market competition (from both strategic and financial buyers) for the types of acquisitions the Company has made; risks associated with acquisitions and new product lines and markets, including risks relating to integration of acquisitions, retaining and motivating key personnel of acquired businesses and achieving projected or satisfactory levels of sales, profits and/or return on investment; risks associated with the Company’s ability to attract and retain talented, highly qualified executives and other key personnel; risks associated with any significant disruptions in the Company’s relationship with, and any work stoppages by, its employees, including its union employees; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, currency devaluations in countries in which the Company sources product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing intellectual property; and such other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices and such other factors as are set forth in our 2004 Annual Report on Form 10-K, including, without limitation, those set forth under the heading “Business-Competition; Certain Risks” and under the heading “Statement Regarding Forward-Looking Statements” and other documents filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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